UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2022

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502 Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2022, AP WIP Holdings, LLC, a Delaware limited liability company (“AP WIP Holdings”) and indirect subsidiary of Radius Global Infrastructure, Inc. (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) providing for the issuance of promissory certificates of up to $165 million. The other parties to the Subscription Agreement are certain subsidiaries of AP WIP Holdings as either asset companies, operating companies or holding companies, each as a signatory thereto; AP Service Company, LLC, a subsidiary of the Company, as servicer (the “Servicer”); the promissory certificate holders party thereto; Midland Loan Services, a division of PNC Bank, National Association, as backup servicer (“Midland”); and Deutsche Bank Trust Company Americas, as collateral agent, calculation agent and paying agent (“DBTCA”). The Subscription Agreement provides for funding in the form of promissory certificates. Midland, as an unrelated party to AP WIP Holdings, was named as backup servicer in the event of a default by and termination of the Servicer. The issuance of additional promissory certificates under the Subscription Agreement requires a confirmation from Fitch Ratings, Inc. that the additional issuances would not result in a rating downgrade, negative rating outlook, or negative rating watch of the then-current rating of the promissory certificates. The issuances provided pursuant to the Subscription Agreement are structured as non-recourse to other collateral outside of AP WIP Holdings, its subsidiaries, and its immediate parent company, AP WIP Domestic Investments III, LLC.

In connection with entering into the Subscription Agreement, on April 21, 2022, AP WIP Holdings borrowed $165.0 million, a portion of which was used to repay all its outstanding obligations under the DWIP Loan and Security Agreement, dated as of August 12, 2014, as amended, by and among AP WIP Holdings, as borrower; certain subsidiaries of AP WIP Holdings as either asset companies, operating companies or holding companies, each as a signatory thereto; the Servicer; Midland, as backup servicer; Guggenheim Credit Services, LLC, as successor agent to Guggenheim Corporate Funding, LLC, acting as administrative agent for the lenders; and DBTCA, as collateral agent, calculation agent and paying agent. Other than for the debt service reserve account, the remainder of the proceeds from the Subscription Agreement may be used for general corporate purposes within 30 days of closing and to acquire telecommunication infrastructure-related contracts and sites.

AP WIP Holdings is the sole issuer under the terms of the Subscription Agreement. AP WIP Domestic Investments III, a subsidiary of the Company, is a guarantor of AP WIP Holdings’ obligations under the Subscription Agreement. The obligations of AP WIP Holdings under the Subscription Agreement are also secured by the direct equity interests in AP WIP Holdings and each of its subsidiaries along with all of the assets of AP WIP Holdings, its subsidiaries, and AP WIP Domestic Investments III, LLC. The obligations are additionally secured by the bank accounts of AP WIP Holdings. The obligations are senior in right of payment to all other debt of AP WIP Holdings.

The Subscription Agreement provides that principal balances may be prepaid in whole on any date, provided that a prepayment premium is paid equal to: (a) 3.0% of the prepayment amount if the payment occurs on or prior to April 21, 2024; (b) 2.0% of such amount if the payment occurs after April 21, 2024 and on or prior to April 21, 2025; and (c) 1.0% of such amount if the payment occurs after April 21, 2025 and on or prior to April 21, 2026.

The monthly fixed rate coupon under the Subscription Agreement is 3.64% per annum. Interest and fees due under the Subscription Agreement are payable monthly through the application of funds secured in a bank account controlled by DBTCA, as the collateral agent. Customer collections from AP WIP Holdings’ lockbox are swept daily to the collection account. After receipt of a monthly report prepared by the Servicer detailing issuance activity, borrowing compliance, customer collections, and general reserve account required balances, the collateral agent disburses funds from the collection account monthly for interest, fees, deposits to the reserve account (if required), mandatory prepayments (if required), and remaining amounts from the prior months’ collections to AP WIP Holdings. Fees equal to approximately 0.10% of the $165.0 million issuance amount are payable to Midland and DBTCA, as applicable, at closing.

Pursuant to the Subscription Agreement, AP WIP Holdings is subject to restrictive covenants and other restrictions, including, among others, a leverage cap of 9.75x eligible annual cash flow, compliance with a financial ratio relating to interest coverage, and others pertaining to future indebtedness and transfers of control of AP WIP Holdings.

The scheduled maturity date of the promissory certificates is five years from the closing date.

The above description of the Subscription Agreement is a summary and is qualified in its entirety by reference to the text of the Subscription Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1†	Subscription Agreement, dated as of April 21, 2022, by and among AP WIP Holdings, LLC, as borrower, certain of its subsidiaries as Asset Companies, Operating Companies signatory thereto and Holdings Companies, AP Service Company, LLC, the Holders party thereto, Midland Loan Services, a division of PNC Bank, National Association, as Backup Servicer and Deutsche Bank Trust Company Americas, as Collateral Agent, Calculation Agent and Paying Agent.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

†

Certain schedules and exhibits have been omitted pursuant to Rule 601(a)(5) of Regulation S-K under the Securities Act. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:	/s/ Glenn J. Breisinger
Name	Glenn J. Breisinger
Title:	Chief Financial Officer and Treasurer

Date: April 26, 2022